Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 17 December 2015 relating to the financial statements of Findus Sverige AB, which appears in that certain Registration Statement on Form F-1 (333-209572). We also consent to the reference to us under the heading “Experts – Findus” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

March 30, 2017